UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2005

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 and Amendment No. 2 to Credit Agreement

On July 22, 2005, Leap Wireless International, Inc. and Cricket Communications, Inc., its wholly owned subsidiary (collectively, the “Company”), entered into Amendment No. 1 and Amendment No. 2 (collectively, the “Amendment”) to the Credit Agreement dated January 10, 2005 among the Company, the lenders named therein, and Bank of America, N.A. (as administrative agent and L/C issuer).

The Amendment is effective as of July 22, 2005 and provides for an additional term facility of $100 million, which was fully drawn on July 22, 2005. The Amendment increases from $100 million to $325 million the amount the Company is permitted to invest in Alaska Native Broadband 1, LLC (“ANB 1”) and its wholly owned subsidiary, Alaska Native Broadband 1 License, LLC (“ANB License”). The Company has a 75% non-controlling membership interest in ANB 1, and is a secured lender to ANB License. The additional term facility and increased permitted investment will increase the Company’s liquidity and help assure that the Company has sufficient funds for the build-out and initial operation of its new licenses and to finance the build-out and initial operation of the licenses ANB 1 expects to acquire through its subsidiary.

The Amendment also permits the Company to invest up to $60 million in other joint ventures and to provide limited guarantees and subleases to ANB 1 and other joint ventures. Certain other covenants in the Credit Agreement were amended, including the limitation on total debt and senior secured debt and the permitted amount of purchase money security interests and capitalized leasing. The step-down of the incremental loan facility from $300 million to $250 million as of July 10, 2005 was eliminated in the Amendment. Certain other provisions of the Credit Agreement were also amended.

Affiliates of Highland Capital Management, L.P. (a beneficial shareholder of Leap Wireless International, Inc., and an affiliate of James D. Dondero, a director of Leap Wireless International, Inc.,) are participants in the syndication of the additional term facility.

The Amendment is being filed with this Current Report on Form 8-K as Exhibits 10.1.1 and 10.1.2

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit
No.	Description
10.1.1	Amendment No. 1 to the Credit Agreement among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party to the Credit Agreement and Bank of America, N.A., as agent, dated as of July 22, 2005.

10.1.2	Amendment No. 2 to the Credit Agreement among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party to the Credit Agreement and Bank of America, N.A., as agent, dated as of July 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: July 22, 2005	By:	/s/ Dean M. Luvisa
		Name:	Dean M. Luvisa
		Title:	Vice President, Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1.1	Amendment No. 1 to the Credit Agreement among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party to the Credit Agreement and Bank of America, N.A., as agent, dated as of July 22, 2005.

10.1.2	Amendment No. 2 to the Credit Agreement among Cricket Communications, Inc., Leap Wireless International, Inc., the lenders party to the Credit Agreement and Bank of America, N.A., as agent, dated as of July 22, 2005.